EXHIBIT 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT ("Agreement") is made as of August 31, 2009 by and among Cobra Oil & Gas Company, a Nevada corporation with its principal offices at Uptown Center, 2100 North Loop South, Suite 400, Houston, TX 77002 (the “Company”) and Douglas Berry, an individual with an address of 14188 Marine Drive, White Rock, B. C., Canada V4B 1A8 (“DB”).  The foregoing parties are sometimes referred to hereinafter collectively as the “Parties”, and each, individually, as a “Party”.

RECITALS

A.           DB has made loans to the Company in the aggregate principal amount of $110,625 (the “Loans”).

B.           Interest is due on the Loans in the aggregate amount of $14,637.45.

C.           The Company owes DB an aggregate amount of $125,262.45 (the “Debt”) in principal and interest.

D.           The Parties wish to settle the Debt through the issuance of restricted shares of the Company’s common stock valued at $0.816 per share, which represents a 20% discount to the $1.02 closing price for the Company’s common stock on August 31, 2009.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

1.           Settlement.  The Parties acknowledge and agree that the Company has an outstanding Debt to DB in the amount of $125,625.45.  In full satisfaction thereof, the Parties have agreed that the Company will issue to DB 153,508 shares of the Company’s restricted common stock (the “Shares”).

2.           Release.  Upon receipt of the Shares, DB forever discharges and releases the Company and each of its agents, attorneys, representatives, assigns, predecessors, successors and related entities from any and all claims, damages, actions, judgments, obligations, attorneys’ fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which he had or has arising out of any circumstance, thing, or event alleged, or arising out of the Debt.

3.           Entire Agreement.  This Agreement contains the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any manner except by a writing duly executed by the Parties.  No Party is relying on any representations other than those expressly set forth herein.  No conditions precedent to the effectiveness of this Agreement exists, other than as expressly provided for herein.  There are no oral or written collateral agreements hereto.  All prior discussions and negotiations have been and are merged, integrated into and superseded by this Agreement.

4.           Waiver.  The delay or failure of a Party to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto; and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on subsequent occasion unless clear and express notice thereof in writing is provided.

5.           Applicable Law; Venue.  This Agreement shall be governed by and construed and enforced in accordance with and subject to the laws of the State of New York, and any and all actions brought under this Agreement shall be brought in the state or federal courts sitting in New York, New York.

6.           Warranties.  The Parties, and each of them, warrant:  (i) that they, and each of them, have the sole right and exclusive authority to execute this Agreement; and (ii) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Agreement.

7.           Recitals Incorporated.  The Recitals of this Agreement are incorporated herein and made a part hereof.

8.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which together constitute one single document.

9.           Facsimile Signatures.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the day and year first written above.

COBRA OIL & GAS COMPANY

By:	/s/ Massimiliano Pozzoni
Name:	Massimiliano Pozzoni
Title:	President

/s/ Douglas Berry
Douglas Berry